                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Bresler & Reiner, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            BRESLER & REINER, INC.
                              401 M STREET, S.W.
                                WATERSIDE MALL
                            WASHINGTON, D.C.  20024

                      __________________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                      __________________________________

                                                    Approximate Date of Mailing:
                                                                  April 26, 2001

TO THE STOCKHOLDERS:

          The annual meeting of stockholders of Bresler & Reiner, Inc. (the "Company") will be held at the offices of the Company, the Waterside Mall, 401 M Street, S.W., Washington, D.C. on June 14, 2001, at 10:00 a.m. for the following purposes:

               1. To elect a Board of six directors to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors; and

               2. To consider and transact such other business as may properly come before the meeting.

          This Proxy Statement is furnished by the Board of Directors (the "Board") of the Company for solicitation of proxies to be used at the annual meeting, and at any adjournment thereof. If the enclosed proxy card is signed, dated and returned, all shares represented thereby will be voted as directed therein. Any proxy may be revoked by the person giving it at any time before it is exercised, by written notice to the Secretary of the Company. Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter.

          The stock transfer books will not be closed. Stockholders of record on April 13, 2001, are entitled to notice of and to vote at the annual meeting. On that date, there were 2,839,653 shares of common stock outstanding. Each share is entitled to one vote on each of the matters presented at the meeting, and voting is not cumulative.

Principal Stockholders

          The following table lists certain information with respect to those persons known to management to be the beneficial owners of more than five percent of the common stock, as well as the number of shares beneficially owned by all officers and directors as a group and by certain executive officers. This information has been furnished by such persons.

                                                             Common Stock
                                                          Beneficially Owned
                                                                  as of
                                                         December 31, 2000/1//
                                                       -----------------------
                                                       Shares          Percent
                                                       ------          -------
Charles S. Bresler     401 M Street, S.W.              1,022,070        35.99
                       Washington, DC  20024

Burton J. and          401 M Street, S.W.                848,778        29.89
Anita O. Reiner        Washington, DC  20024

The Burton and         401 M Street, S.W.                166,667/3//     5.87
Anita Reiner           Washington, DC  20024
Charitable
Remainder Trust

Fleur S. Bresler       401 M Street, S.W.                143,977         5.07
                       Washington, DC  20024

Certain Executive
    Officers:

All directors and
officers as a group                                    1,873,608/2//    65.98
-----------------------------------------------------------------------------

      /1//  See also Notes  2/ and 3/  under  "Election of Directors"  below.
      ---

      /2//  For information concerning Messrs. Huguely and Oshinsky, see
      ---
"Election of Directors." Also includes 260 shares owned by Sidney M. Bresler and 750 shares owned by Jean S. Cafardi.

      /3//  In addition, the trustees of the Trust in their individual
      ---
capacity have the sole power to vote and invest certain shares aggregating 22,978 shares. The Trust disclaims beneficial ownership of such shares.

            Charles S. Bresler votes the shares shown in the above table as manager of a limited liability company (the "LLC"). Under the LLC's Operating Agreement, if Mr. Bresler should resign as manager, die, or otherwise become unable to serve as manager, then his son, Sidney M. Bresler, becomes manager and may vote the shares. If Charles S. Bresler ceases to be a member of the LLC, a majority of the interests held by other members may elect to dissolve the LLC. Fleur S. Bresler, spouse of Charles S. Bresler, holds a majority of the other interest in the LLC.

Election of Directors

            Six directors are to be elected to hold office until the next Annual Meeting of stockholders and until the election and qualification of their respective successors. Management has nominated for election as directors the persons whose names appear in the table below, all of whom are presently Directors of the Company. Unless otherwise instructed by stockholders, the persons named in the enclosed form of proxy will vote all valid proxies received for the election of such nominees. Management believes that all nominees will be able to serve as directors, but if this should not be the case, the proxies will be voted for a substitute nominee or nominees to be designated by management.


------------------------------------------------------------------------------------------------------
Name, Age, Present Position with                                     Common Stock Beneficially
Company and Principal Occupation                                     Owned as of December 31, 2000/1//
During Last Five Years                      Year First Elected
                                            Director                 Shares                   Percent
------------------------------------------------------------------------------------------------------
Charles S. Bresler, 73                      1970                     1,022,070/2/              35.99
Chief Executive Officer and Chairman
of the Board of Directors
------------------------------------------------------------------------------------------------------
Ralph S. Childs, Jr. 73 Director; retired   1994                             0                  0.00
since November, 1994 prior to that date
Chairman of the Board of Home
Federal Savings Bank
------------------------------------------------------------------------------------------------------
Stanley S. DeRisio, 71                      1974                             0                  0.00
Director; Retired; Prior to July 1996,
President of Hilb, Rogal and Hamilton
Company of Washington, DC a general
Insurance company, since March 1991
------------------------------------------------------------------------------------------------------
George W. Huguely, III, 68                  1974                           500                  0.02
Director; Chairman of the Board of,
Galliher & Huguely Associates, Inc., a
building supply dealer and a general
partner of The Huguely Companies, a
real estate investment and management
firm
------------------------------------------------------------------------------------------------------
William L. Oshinsky, 58                     1994                         1,250                  0.04
Treasurer and Director
------------------------------------------------------------------------------------------------------
Burton J. Reiner, 72                        1970                       848,778/3//             29.89
President and Director
------------------------------------------------------------------------------------------------------

     /1//     This information has been furnished by each director.

     /2//     Charles S. Bresler has the sole power to vote and to invest these shares as manager of a limited liability company which holds the shares. In addition he may be deemed to share indirectly the power to vote and to invest 143,977 shares which are owned by his spouse; however, he disclaims beneficial ownership of such shares.

     /3//     The power to vote and invest 846,015 of these shares is shared with his spouse.

Family Relationships of Certain Directors and Executive Officers

              Charles S. Bresler and Fleur S. Bresler are husband and wife. Burton J. Reiner and Anita O. Reiner are husband and wife. William L. Oshinsky is the brother of Anita O. Reiner and brother-in-law of Burton J. Reiner. Sidney
M. Bresler is the son of Fleur S. Bresler and Charles S. Bresler.

          The Board held four meetings during the fiscal year. No nominee attended fewer than 3 of the aggregate of the total meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

          The Board does not have a nominating committee. Messrs. DeRisio, Huguely and Childs are members of the Audit Committee of the Board. The Audit Committee held one meeting during 2000. The Audit Committee was established to review the Company's accounting and financial reporting systems and internal financial controls. In addition, the Committee recommends to the Board the engagement of independent auditors and reviews the scope of their audit, their fees, the results of their engagement, and the extent of their non-audit services to the Company, if any.

Audit Committee Report

          Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of Bresler & Reiner, Inc.'s Board of Directors submits the following report:

          The Board of Directors of Bresler & Reiner, Inc. adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement. All members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards.

          The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2000 with management and has discussed with the independent auditors the matters required to be discussed by SAS No. 61, "Codification of Statements on Auditing Standards, Communication with Audit Committees."

          The Audit Committee has received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditors the auditors' independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence. The Audit Committee was advised that the auditors did not provide any non-audit services.

          Based on review and discussions of the audited financial statements for fiscal year 2000 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                                    Respectfully submitted,

                                    Stanley S. DeRisio (Chair)
                                    Ralph S. Childs, Jr.

Audit Fees

          The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of our financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in our Quarterly Reports on Form 10-Q for the year ended December 31, 2000, were $95,000.

Financial Information Systems Design and Implementation Fees

          The aggregate fees billed for information technology services rendered by Arthur Andersen LLP during the year ended December 31, 2000, were $0.

All Other Fees

          The aggregate fees billed for all non-audit services, exclusive of the fees disclosed above relating to information technology services but including fees for tax-related services, rendered by Arthur Andersen LLP during the year ended December 31, 2000, were $0.

Executive Compensation

          There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal year ended December 31, 2000, 1999 and 1998 for those persons who were, during 2000
(i) the Chief Executive Officer; and (ii) the other four most highly compensated executive officers of the Company whose annual compensation in 2000 exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------
Name and Principal            Year            Annual         Bonus ($)           Long-Term            All Other
Position                                      Compensation                       Compensation         Compensation
                                              Salary ($)                         restricted Stock     /1//
                                                                                 Award($)
------------------------------------------------------------------------------------------------------------------
Charles S. Bresler            2000            $225,000       $25,000             $     0              $  363
Chief Executive               1999             213,000        25,000                   0                 495
Officer and Chairman          1998             213,000             0                   0                 491
of  the Board of
Directors
------------------------------------------------------------------------------------------------------------------
Burton J. Reiner              2000             225,000        25,000                   0                 363
President and Director        1999             213,000        25,000                   0                 495
                              1998             213,000             0                   0                 491
------------------------------------------------------------------------------------------------------------------
Sidney M. Bresler             2000             119,600         5,000                   0                 798
Chief Operating               1999             112,300         5,000                   0                 762
Officer                       1998             110,500         5,000                   0                 756
------------------------------------------------------------------------------------------------------------------
William L. Oshinsky           2000             115,000         5,000                   0                 798
Treasurer and                 1999             112,300         5,000                   0                 762
Director                      1998             110,500         5,000                   0                 756
------------------------------------------------------------------------------------------------------------------
Edwin Horowitz                2000             124,700             0                   0                 363
Formerly Secretary            1999             128,500             0                   0                 535
and Director                  1998             128,500             0                   0                 491
------------------------------------------------------------------------------------------------------------------

     /1//    Amounts shown for "All Other Compensation" consist of premiums paid by the Company for life insurance.

             Each director of the Company, other than Charles S. Bresler, Burton
J. Reiner and William L. Oshinsky, was paid an annual fee of $3,500 and a fee of $500 per meeting attended during 2000.

             In addition, the Company contributed to its retirement plan on behalf of each executive officer of the Company named in the Summary Compensation Table above for 2000, except for Charles S. Bresler, Burton J. Reiner and Edwin Horowitz. In addition, the Company contributed to its retirement plan on behalf of Ms. Jean S. Cafardi for 1998, 1999 and 2000. The Company contributes to its retirement plan as required under the terms of the plan and ERISA. Under the plan, benefits are determined for all employees on an actuarial basis related to the individual employee's compensation, age, and length of service, including service with predecessors of the Company. All compensation, up to a maximum of $170,000, including salaries, fees and bonuses, but excluding discretionary bonuses, are included as remuneration (or "covered compensation") under the Company's retirement plan. The plan provides for contributions by the Company designed to produce, commencing at retirement at age 65, an annual pension calculated by multiplying the participant's number of years of service to a maximum of 35 of such years, by the sum of 1.12% of a participant's average annual covered compensation paid for the highest consecutive five years prior to retirement, up to $76,200 (or less, depending upon participant's age), plus 1.77% of the participant's average annual covered compensation paid for such period in excess of this dollar amount, but not in excess of a total of $135,000. The approximate annual retirement benefits payable to participating employees in specified remuneration and years-of-service classifications is shown in the table below. The benefit amounts listed in the following table are not subject to any deduction for social security benefits or other offset amounts.


                              PENSION PLAN TABLE


Average Annual
Covered Compensation
For Highest
Consecutive Five Years                    Years of Service
------------------------                  ----------------
                               10       15       20       25       30       35
                          -------  -------  -------  -------  -------  -------
$100,000                  $12,981  $19,472  $25,962  $32,453  $38,943  $45,434
$110,000                   14,751   22,127   29,502   36,878   44,253   51,629
$120,000                   16,521   24,782   33,042   41,303   49,563   57,824
$130,000                   18,291   27,434   36,582   45,728   54,873   64,019
$140,000                   20,061   30,092   40,122   49,793   60,183   70,214
$150,000                   21,831   32,747   43,662   54,578   65,493   76,409
$160,000                   23,601   35,402   47,203   59,003   70,803   82,604
$170,000                   25,371   38,056   50,742   63,428   76,113   88,798
and over (1)

(1) Under present IRS limitations, compensation in excess of $170,000 can not be included for benefit computation purposes.

          At December 31, 2000, William L. Oshinsky and Jean S. Cafardi each had 33 years of credited service and Sidney M. Bresler had 14 years of credited service under the plan. Charles S. Bresler, Burton J. Reiner and Edwin Horowitz were covered by the plan until December 31, 1995, and had, respectively, 34, 34 and 31 years of credited service under the plan.


Report on Executive Compensation/1//

          Messrs. DeRisio and Childs, since March 1995, served as members of the Compensation Committee of the Board during 2000. The Compensation Committee held no meetings during 2000. The Committee may make recommendations to the Board on compensation actions, involving executive officers of the Company. Since the Committee has not been active, and compensation decisions have been made by the Board of Directors, the Board of Directors has furnished the following report on executive compensation.

          The Board has determined the compensation levels of executive officers, including the compensation of Charles S. Bresler as Chief Executive Officer, by reviewing each executive officer's short-term and long-term performance with the Company, the level of profitability of the Company, the profitability of companies comparable to the Company, and the levels of compensation of executive officers in such other companies. The executive officers of the Company are compensated through base salaries and annual bonuses.

          As of January 1, 2001, Mr. Oshinsky's annual salary was increased by $13,700 and Sidney M. Bresler's salary was increased by $4,100.

Performance Graph/1//

          The graph below compares the cumulative total shareholder return on the common stock of the Company with the cumulative total return on the S & P 500 Stock Index and the S & P Homebuilding Index for the same period, assuming the investment of $100 in the Company's common stock, the S & P 500 Index and the S & P Homebuilding Index on December 31, 1995, and the reinvestment of dividends.

_________________________

     /1// Pursuant to the Proxy Rules, this section of the Proxy Statement is not deemed "filed" with the Securities and Exchange Commission and is not incorporated by reference into the Company's Report on Form 10-K.

               FIVE YEAR STOCK PERFORMANCE GRAPH:  1995 TO 2000
             Comparison of Five Year Cumulative Total Return Among
            Bresler & Reiner, the Homebuilding S&P and the S&P 500

                             [GRAPH APPEARS HERE]




                         1995     1996     1997     1998     1999     2000
                      -------  -------  -------  -------  -------  -------
Bresler & Reiner      $100.00  $119.05  $197.05  $281.55  $256.00  $272.95
Homebuilding S & P    $100.00  $128.03  $202.40  $211.75  $155.75  $249.63
S & P 500             $100.00  $161.29  $211.30  $267.65  $319.91  $287.47




          Assumes $100.00 invested on December 31, 1995 in Bresler & Reiner Common Stock, the Homebuilding S&P and the S&P 500. Total Return assumes reinvestment of dividends.

Certain Transactions and Compensation Committee Interlocks and Insider Participation

          Charles S. Bresler, Burton J. Reiner and William L. Oshinsky held the positions with the Company which are listed under "Election of Directors" above. Sidney M. Bresler became Chief Operating Officer of the Company on June 15, 2000 and prior thereto was an employee of the Company.

                                Trilon Project
                                --------------

          Prior to 1975, the Company, through its subsidiaries, acted as general contractor in the construction for Trilon Plaza Company ("Trilon") of a high rise office building, a portion of an enclosed mall shopping center, and three nearby apartment buildings and 20 townhouses ("Trilon Project") in the Southwest Washington, D.C. Urban Renewal Area.

          A corporation wholly owned by Charles S. Bresler and Burton J. Reiner is the general partner of Trilon and they are also limited partners in Trilon. Their interests and the interests of affiliated persons, who are among the limited partners of Trilon, are shown in the following table.


----------------------------------------------------------------------------------------------
Name                               Relation to           %Interest              %Interest in
                                   Company               In Trilon /1/2//       Trilon Office
                                                                                Building Only
----------------------------------------------------------------------------------------------
Charles S. Bresler          Officer, director            43.55                  5.75
                            and principal
                            stockholder
----------------------------------------------------------------------------------------------
Burton J. Reiner            Officer, director            43.55                  2.75
                            and principal
                            stockholder
----------------------------------------------------------------------------------------------
T-P Partners, Inc.          Owned by Charles S.           2.00                  ----
                            Bresler and Burton J.
                            Reiner
----------------------------------------------------------------------------------------------
Edwin Horowitz              Retired  - formerly           ----                  2.00
                            officer and director
----------------------------------------------------------------------------------------------
William L. Oshinsky         Officer and                   ----                  0.50
                            Director
----------------------------------------------------------------------------------------------
Anita O. Reiner             Principal                     ----                  2.25
                            stockholder and spouse
                            of Burton J. Reiner
----------------------------------------------------------------------------------------------
Children of Burton          Principal                     ----                  5.50
J. and Anita O.             Stockholder
Reiner/3//
----------------------------------------------------------------------------------------------
-----------                 Other relatives of            ----                  4.75
                            Burton J. Reiner
                            (3 individuals)
----------------------------------------------------------------------------------------------
-----------                 Relatives of Charles          ----                  2.00
                            S. Bresler
                            (2 individuals)
----------------------------------------------------------------------------------------------

      /1//     Subject to an aggregate 61.125% interest held by others,
including those shown in the last column above, in the Trilon Office building only.

      /2//     Includes interests held through a limited partnership.

     /3//      Four individuals, who are also trustees of The Burton and Anita
Reiner Charitable Remainder Annuity Trust, a principal shareholder.

               Through June 30, 2000, the Company's subsidiary acted as managing and leasing agent for the Trilon Project and, subsequent thereto, continues to act as managing and leasing agent for the Trilon apartment buildings and townhouses. The subsidiary earns management fees of from 3% to 5% of the rents collected under agreements expiring December, 2005 and December, 2003, and leasing fees of 5% of rents collected under the G.S.A. Lease. In 2000, the Company earned $440,395 in management fees and $241,713 in leasing fees from Trilon. See discussion of Waterside Consolidation below.

               In the normal course of its management of the Trilon Project, the Company's subsidiary collects and remits rent to Trilon, and pays expenses for Trilon's account and is reimbursed by Trilon. The highest amount Trilon owed the Company since January 1, 2000 was

$959,457 at March 31, 2000. As of February 28, 2001, the Company's subsidiary held approximately $168,408 in Trilon net rent revenues.

                               Waterside Complex
                               -----------------

          The Company has constructed, principally for its own account, a portion of an enclosed mall shopping center (contiguous to Trilon's portion of the shopping mall and high rise office building) in the Southwest Washington, D.C. Urban Renewal Area (see "Trilon Project" above). On July 1, 2000, this property was assigned to a new Limited Liability Company, B&R Waterfront Properties, LLC ("BRW"). See discussion of Waterside Consolidation below. Adjacent to the Company's shopping mall is another high rise office building, which prior to July 1, 2000, was owned by Town Center East Investors ("TCELP"), a limited partnership in which the Company is a general partner, with a 49% interest. Certain affiliated persons also own interests in TCELP, all as limited partners, as shown in the following table:


                                                           %Interest
Name                   Relation to Company                 in Town Center
----                   -------------------                 --------------
Charles S. Bresler     Officer, director and principal           1.35
                       stockholder

Burton J. Reiner       Officer, director and principal           0.45
                       stockholder

Edwin Horowitz         Formerly officer and                      1.35
                       director

William L. Oshinsky    Officer and director                      1.35

Anita O. Reiner        Principal stockholder and spouse          0.45
                       of Burton J. Reiner

 ------                Other relatives of Burton J. Reiner       2.70
                       (3 individuals)

 ------                Relatives of Charles S. Bresler           2.70
                       (3 individuals)


          The two portions of the shopping mall and the two office buildings are operated as one integrated complex, known as Waterside. Each office building has access to the mall, and an underground parking garage which serves the entire project.

          Through June 30, 2000, the Company acted as managing and leasing agent for TCELP'S office building and earned management fees of 3% of rents collected under an agreement expiring in December, 2003, and leasing fees of 5% of rents collected. In 2000, the Company earned $53,499 in management fees and $93,668 in leasing fees from TCELP. The

Company, through June 30, 2000, collected rent revenues for TCELP and paid expenses for TCELP'S account for which it was reimbursed. At February 28, 2001, the Company owes TCELP $348,189.

          The two high rise office buildings and parts of the lower level and the first floor and the entire second and third floor of the shopping center and the lower floor of a smaller structure are leased to the United States General Services Administration ("G.S.A. Lease").


                               S.E.W. Investors
                               ----------------

          In October 1980, the Company assigned its leasehold interest in 105,000 square feet ("Southeast Section") of its part of the Waterside Complex to S.E.W. Investors, a limited partnership organized by the Company to acquire the Southeast Section. The Company took back a wrap around note from the limited partnership in the principal amount of $9,300,000 accruing interest at 12% per annum due on October 10, 1995. On October 10, 1995, the term of the note was extended to October 9, 2000 and the interest rate was reduced to 10%. The balance of this note was paid in full on June 30, 2000. The Company is the sole general partner, with a 1% interest. Of the limited partnership interests, 62% is held by non-affiliated persons and the remaining 37% was acquired by the following directors and officers of the Company: 18% each by Charles S. Bresler and Burton J. Reiner; and 1% by Edwin Horowitz, a retired former director and officer. See discussion of Waterside Consolidation below.

          Through June 30, 2000, the Company acted as leasing and managing agent for S.E.W. Investors for a fee of 3% of rents collected under an agreement expiring in December, 2000, and leasing fees of 5% of rents collected on the G.S.A. Lease. The Company earned management fees of $52,087 and leasing fees of $38,870 in 2000 from S.E.W. Investors. The Company, through June 30, 2000, collected rent revenues for S.E.W. Investors and paid expenses for S.E.W. Investors' account for which it was reimbursed. There is no rental revenue nor expense advances due either party.


                            Waterside Consolidation
                            -----------------------

          Effective July 1, 2000, TCELP and S.E.W. Investors assigned the Waterside Complex leasehold interests to the Company. The Company then transferred these leasehold interests along with its own interest in the Waterside Complex to BRW in exchange for a 54% membership interest in this limited liability company. Simultaneously, Trilon transferred its leasehold interests in the Waterside Complex to BRW in exchange for a 46% membership interest. See the Company's 2000 Annual Report for further information concerning these transactions. The Company's subsidiary continues to act as the managing and leasing agent for BRW on the same terms as noted above. During the last six months of 2000, the Company earned management fees of $390,468 and leasing fees of $526,827 from BRW. For financial reporting purposes, these fees were eliminated in the consolidated financial statements.


                       Third Street Southwest Investors
                       --------------------------------

          In 1979, the Company sold apartment buildings adjacent to the Waterside Complex to Third Street Southwest Investors, a limited partnership organized by the Company and took back a wrap around note from the limited partnership in the principal amount of

$4,350,000, accruing interest at 9.5% per annum due on July 31, 1994. On August 1, 1994, the term of the note was extended to July 31, 1999 and on August 1, 1999, the term of the note was extended to July 31, 2004. At December 31, 2000, the balance due the Company under this note was $2,556,000. The Company is its sole general partner, with a 1% interest. Of the limited partnership interests, 90% are held by unaffiliated persons, and the remaining 9% were acquired by the following directors and officers of the Company: Charles S. Bresler 7% and Burton J. Reiner 1% and 1% by Edwin Horowitz, a retired former director and officer. Each limited partner in Third Street Southwest Investors contributed approximately $10,000 per 1% interest.

          A subsidiary of the Company acts as managing agent for Third Street Southwest Investors for a management fee of 5% of rents collected under an agreement expiring in September, 2004. During 2000, the Company earned management fees of $103,434 from Third Street Southwest Investors under this agreement. The Company as agent collects rent revenues for Third Street Southwest Investors and pays expenses for Third Street Southwest Investors' account for which it is to be reimbursed. The highest amount owed the Company since January 1, 2000 was $1,544,086 at February 28, 2001.


                              Holiday Inn Express
                              -------------------

          The Company owns and operates a 151-room Holiday Inn Express motel in Camp Springs, Maryland. Record title to the real estate on which the motel is situated is held by Charles S. Bresler and Burton J. Reiner, who have agreed to act, without compensation, as nominee title holders for the Company. This arrangement has been approved by the other directors of the Company.


                           Builders Leasing Company
                           ------------------------

          In December 1983, the Company and others organized Builders Leasing Company, a general partnership, to engage in equipment leasing. The Company has a 20% interest and acts as the managing general partner. The partners have contributed $3,150,000 to the capital of the partnership in proportion to their percentage interests, the Company's share of which was $630,000. Charles S. Bresler and Burton J. Reiner, directors and officers of the Company hold interests of 20% and 5%, respectively, as general partners. Edwin Horowitz, a retired former director and officer of the Company, holds a 2% interest as a general partner.


                    Paradise Sudley North Office Building D
                    ---------------------------------------

          The Company is a 10% general partner and an 88.75% limited partner in Paradise Sudley North Limited Partnership which is in turn a 50% general partner in Paradise Sudley North Building D Partnership ("Building D Partnership"). Building D Partnership owns a 69,374 square foot office building in Manassas, Virginia, which has been 100% leased to the Prince William County government since the completion of the building in 1989. During 1998, this lease was renewed for a period of 10 years. Since inception, two unaffiliated persons each owned a 25% interest in Building D Partnership. In 1998 these interests were sold to The Bresler Family Investors LLC. Charles S. Bresler, CEO of the Company, is the manager of this limited liability company.

                           -------------------------

          Management considers its contracts and other business relationships with each of these affiliates to be as favorable to the Company as those obtainable with outsiders.

Financial Statements

          For certain information concerning the Company and its subsidiaries see the financial statements and report of Arthur Andersen LLP, independent certified public accountants, included in the Annual Report accompanying this proxy statement. Such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy soliciting material. Representatives of Arthur Andersen LLP are not expected to be present at the meeting.

Cost of Solicitation

          The cost of solicitation of proxies from stockholders will be borne by the Company. In addition to the use of mails, proxies may be solicited by telephone by officers, directors and a small number of employees of the Company who will not be specially compensated for such services. The Company may reimburse persons holding such stock of record only, such as brokerage houses, for their expenses in forwarding soliciting material to the beneficial owner of such stock.

Other Matters

          The Board of Directors is not aware of any matters not set forth herein which may come before the meeting. If, however, any such matter properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

Deadline for Filing Shareholder Proposals for 2002 Annual Meeting.

          The date by which proposals of shareholders intended to be presented at the 2002 Annual Meeting must be received by the Company for inclusion in the Company's 2002 Proxy Statement and Proxy relating to that meeting is December 20, 2001.

                                              By Order of the Board of
                                              Directors


                                              Jean S. Cafardi, Secretary

                                  APPENDIX A


                            BRESLER & REINER, INC.

                        CHARTER OF THE AUDIT COMMITTEE

                           OF THE BOARD OF DIRECTORS

                                MARCH 28, 2000



I.   Purpose.
     -------

     The primary purpose of the Audit Committee of the Board of Directors of Bresler & Reiner, Inc. is to provide independent and objective oversight of the accounting functions and internal controls of the Company, its subsidiaries and affiliates and to ensure the objectivity of the Company's financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee shall also review and advise the Board with respect to the Company's risk management policies and tax policies.

II.  Functions.
     ---------

     The Audit Committee shall perform the following functions:

     1. Independent Accountants. Recommend to the Board the firm to be employed by the Company as its independent accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of shareholders.

     2. Plan of Audit. Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants suggested changes or improvements in the Company's accounting practices or controls.

     3. Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Company's methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

     4. Internal Accounting Controls. Consult with the independent accountant regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management's presence.

          5. Financial Disclosure Documents. Review with management and the independent accountants the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders and following the satisfactory completion of each year-end reviews recommend to the Board the inclusion of the audited financial statements in the Company's filing on Form 10-K. The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management's presence of the quality of the Company's accounting principles as applied in its financial reports, the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure and reviewed by the independent accountants.

          6. Internal Control Systems. Review with management the Company's internal control system intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review internal audit plans in significant compliance areas.

          7. Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication and enforcement of codes of conduct to guard against dishonest, unethical or illegal activities.

          8. Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers' expense accounts or perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee also shall review significant questionable or illegal payments.

          9. Oversight of Independent Accountants. Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and the Company. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant's report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant's independence.

          10. Adequacy of Personnel. Review periodically the adequacy of the Company's accounting, financial and auditing personnel resources.

          11. Risk Management. Review and evaluate risk management policies in light of the Company's business strategy, capital strength and overall risk tolerance. The Committee also shall evaluate on a periodic basis the Company's investment and derivatives risk management policies, including the internal system to review operational risk, procedures for derivatives investment and trading and safeguards to ensure compliance with procedures.

          12. Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

          The Committee's function is one of oversight and review, and it is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices or to define the standards to be used in preparation of the Company's financial statements.

III.      Composition and Independence.
          ----------------------------

          The Committee shall consist of not less than three (3) independent members, who shall be appointed by the Chairman of the Board of Directors. The Members shall serve for a one (1) year term. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise, or other comparable experience or background that results in the individual's financial sophistication. No member of the Committee shall be employed or otherwise affiliated with the Company's independent accountants.

          In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

IV.       Quorum and Meetings.
          -------------------

          A quorum of the Committee shall be declared when a majority of the appointed member of the Committee are in attendance. The Committee shall meet on a regular basis. Meeting shall be scheduled at the discretion of the Chairman. Notice of the meetings shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

V.        Reports.
          -------

          The Committee will report to the Board of Directors from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes and will make such minutes available to the full Board for its review.

          The Committee shall report to shareholders in the Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI.       Other Authority.
          ---------------

          The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

                            BRESLER & REINER, INC.
            This Proxy Is Being Solicited By The Board of Directors
                 Annual Meeting of Stockholders, June 14, 2001


     The undersigned hereby appoints Sidney Bresler and Randall Reiner, and each of them, Proxies for the undersigned with power of substitution, to vote as designated below all the shares of the undersigned at the Annual Meeting of Stockholders of Bresler & Reiner, Inc., to be held at the offices of the Company, the Waterside Mall, 401 M Street, S.W., Washington, DC on June 14, 2001 at 10:00 a.m., or any adjournment thereof, all as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.     Election of The Following Nominees as Directors:
       C.S. Bresler: R.S. Childs. Jr.: S.S. DeRisio; G.W. Huguely, III; W.L. Oshinsky; B.J. Reiner

[_]    FOR ALL NOMINEES        [_] WITHHOLD AUTHORITY       [_] FOR ALL NOMINEES
                                   TO VOTE FOR ALL              EXCEPT AS
                                   NOMINEES                     INDICATED
                                                                BELOW

                                                                ________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                            (Please see other side)


     Receipt of the Annual Report of the Company for the year 2000 is hereby acknowledged.

     The undersigned revokes all proxies heretofore given with respect to said meeting and approves all that the Proxies or their substitutions shall do by virtue hereof.

     This Proxy, when properly executed, will be voted as directed herein, but if no direction is given, this proxy will be voted FOR All Nominees.



Dated:___________________,2001                     ____________________________
                                                             Stockholder

                                               (Please sign exactly as your
                                               name appears hereon. Executors,
                                               administrators or trustees
                                               should so indicate when signing.)




               PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY